Fourth Quarter 2022 Investor Presentation Parent company of

24th Quarter 2022 Forward-Looking Information This presentation may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, and our ongoing strategic relationship with Figure Technologies, Inc. Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results. Our forward-looking statements are subject to the following principal risks and uncertainties: the effect of the COVID-19 pandemic, including the length of time that the pandemic continues, the potential imposition of future shelter in place orders or additional restrictions on travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations, the remedial actions and stimulus measures adopted by federal, state, and local governments; the inability of employees to work due to illness, quarantine, or government mandates; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, our ongoing restructuring of our mortgage business, and our ongoing strategic relationship with Figure Technologies, Inc.; the outcome of any legal proceedings that may be instituted against the Company or any other party to the Flagstar or Figure Technologies, Inc. transactions; the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; revenues following the transactions may be lower than expected, and the occurrence of any event, change or other circumstances that could give rise to the right of any of the parties to the Figure Technologies, Inc. strategic relationship to terminate the agreements governing such relationship; and there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations). More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2021 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Supplemental Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the Company’s performance and financial condition, and in comparing our performance and financial condition with those of other banks. Such non-GAAP financial measures are supplemental to, and are not to be considered in isolation or as a substitute for, measures calculated in accordance with GAAP. Cautionary Statements

Financial and strategic highlights

Flagstar Bank, N.A.

Acquisition/organic driven growth model

- Total assets of $90.1 billion compared to $63.0 billion at the previous quarter with Flagstar acquisition adding $25.8 billion of assets, net of PAA.
- Total loans of $69.0 billion compared to $49.0 billion at the previous quarter, which includes $17.2 billion of loans, net of PAA from Flagstar.
- The Flagstar acquisition diversifies our loan portfolio, adding the warehouse lending business, C&I loans, CRE loans and residential mortgage loans.
- Multi-family loans of $38.1 billion, up $3.5 billion or 10% during the year, virtually all of this growth came from legacy NYCB.
- Specialty finance loans of $4.4 billion, up $0.9 billion or 26% during the year - all legacy NYCB.
- CRE loans of $10.5 billion, $3.6 billion or 52 percent as a result of the Flagstar acquisition.
- C&I loans, excluding specialty finance of $7.9 billion as a result of the Flagstar acquisition.
- Total deposits of $58.7 billion, up $23.7 billion or 67 percent which includes $16.1 billion of deposits from the Flagstar acquisition.
    - Legacy NYCB deposit growth of $7.6 billion in 2022.

Strong operating performance and profitability

- Record net income available to common stockholder of $603 million, as adjusted for FY 2022.
- As adjusted, full year 2022 diluted EPS of $1.23 compared to $1.24 in 2021 on higher shares.
- Fourth quarter 2022 NIM of 2.28 percent, up 6 basis points compared to the previous quarter.
- Excluding prepayment income of $7 million, fourth-quarter 2022 NIM was 2.24 percent, up 9 basis points.
- Efficiency ratio of 48.82 percent in the fourth quarter 2022.
- Return on average tangible assets of 1.03 percent for FY 2022.
- Return on average tangible common stockholders equity of 14.60 percent for FY 2022.

Diversified commercial banking model

- The transition to a commercial bank model well underway
    - Commercial loans represented 33 percent of the total loans at FY 2022 compared to less than 25 percent FY 2021
    - Multi-family loans represented 55 percent of total loans at YE 2022 compared to 76 percent at YE 2021
    - Residential loans represented 8 percent of total loans at YE 2022
    - Non-interest bearing deposits represented 21 percent of total deposits at YE 2022 compared to YE 2021

Restructure and optimize mortgage business

- Strategic decision made to reduce distributed retail operations to a branch footprint only model and close all out of footprint locations.
- Action improves our profitability and allows us to participate in the upside once environment improves.
- We remain a top player in the mortgage business:
    - Leading bank originator, 6th largest subservicer, 2nd largest warehouse lender, continue to lend in all 6 channels and remain committed to correspondent and broker business

3

Quarterly income comparison

Flagstar Bank, N.A.

$mm

	4Q22	4Q21	$ Variance	% Variance
Net interest income	$379	$322	$57	18 %
Provision for credit losses	124	4	120	NM
Net interest income after PLL	255	318	(63)	(20)%
Fee Income	10	6	4	67 %
Bank-owned life insurance	8	7	1	14 %
Net return on mortgage servicing rights	6	—	6	NM
Loan administration income	3	—	3	NM
Net gain on loan sales and securitizations	5	—	5	NM
Bargain purchase gain	159	—	159	NM
Other noninterest income	7	3	4	NM
Total noninterest income	198	16	182	NM
Compensation and benefits	116	74	42	57 %
Occupancy and equipment	25	23	2	9 %
General and administrative	63	31	32	NM
Total operating expenses	204	128	76	59 %
Intangible asset amortization	5	—	5	NM
Merger-related expenses	60	7	53	NM
Total non-interest expenses	269	135	134	NM
Income before income taxes	**184**	**199**	**(15)**	**(8)%**
Provision for income taxes	12	49	(37)	(76)%
Net income	**$172**	**$150**	**$22**	**15 %**
Preferred stock dividends	8	8	0	— %
Net income available to common	**$164**	**$142**	**$22**	**15 %**
Basic earnings per common share	**$0.30**	**$0.30**	**$0.00**	**NM**
Diluted earnings per common share	**$0.30**	**$0.30**	**$0.00**	**NM**
Adjusted net income to available to common stockholders[1]	**$139**	**$147**	**$(8)**	**(5)%**
Adjusted diluted earnings per common	**$0.25**	**$0.31**	**$(0.06)**	**(19)%**
Dividends per common share	**$0.17**	**$0.17**	**$0.00**	**NM**
Profitability				
Net interest margin	2.28 %	2.44 %	(16) bps	
Fallout adjusted rate lock commitments[2]	$3,100	N/A	N/A	
Net gain on loan sale margin	0.56 %	N/A	N/A	

1. Non-GAAP number, please see reconciliations on page 29.
2. Rounded to the nearest hundred million

Observations

Net interest income

- Net interest income increased $57 million
  - Net interest margin was 2.28%, a (16) bps decrease compared to 4Q21.

Non-interest income

- Non-interest income increased $182 million driven by the bargain purchase gain related to the Flagstar transaction.
  - The mortgage servicing rights portfolio yielded an annualized 6.8% return for the month of December.
  - Net gain on loan sales, fee income, and loan administration income increased driven by the addition of the Flagstar mortgage and servicing business.

Non-interest expense

- Non-interest expense increased $134 million led by higher merger costs.
- The efficiency ratio for the 4Q22 was 48.4% compared to 37.7% in 4Q21.

4th Quarter 2022 4

Balance sheet highlights

Flagstar Bank, N.A.

$mm

	December 31, 2022 $	September 30, 2022 $	Incr (Decr)[1] $	%
Cash, cash equivalents and due from banks	$ 2,032	$ 1,700	$ 332	20 %
Securities[2]	9,074	6,703	2,371	35 %
Loans held-for-sale	1,115	—	1,115	NM
Loans and leases HFI, net[3]	68,608	48,766	19,842	41 %
Other assets[4]	9,315	5,787	3,528	61 %
Total assets	$ 90,144	$ 62,956	$ 27,188	43 %
Total deposits	$ 58,721	$ 41,705	$ 17,016	41 %
Total borrowed funds	21,332	13,798	7,534	55 %
Other liabilities	1,267	707	560	79 %
Total liabilities	$ 81,320	$ 56,210	$ 25,110	45 %
Total Stockholders' equity	$ 8,824	$ 6,746	$ 2,078	31 %
Total liabilities and stockholders' equity	$ 90,144	$ 62,956	$ 27,188	43 %
Tangible book value per common share[5]	$ 8.23	$ 8.19		

Observations

Interest-earning assets

- HFI loans, net of ACL, grew $19.8 billion, or 41%, from the prior quarter, led by the Flagstar acquisition that resulted in:
  - One-to-four family first mortgage loan growth of $5.7 billion
  - C&I loan growth of $7.4 billion
  - CRE loan growth of $3.7 billion
- Loans held for sale increased $1.1 billion with the addition of Flagstar's mortgage business.

Interest and non-interest bearing liabilities

- Total deposits increased $17.0 billion, or 41%, from the prior quarter, primarily due to:
  - Non-interest bearing accounts growth of $8.2 billion
  - Interest-bearing checking and money market accounts growth of $2.6 billion

Equity

- Tangible book value per share increased to $8.23.

1. Measured vs. the prior quarter
2. Securities include debt securities available-for-sale and equity investments with readily determinable fair values, at fair value.
3. Net of ACL
4. Other assets include MSR, FHLB stock, Premises and equipment, right-of-use assets, goodwill and intangibles, and BOLI.
5. References a non-GAAP number, please see reconciliations on page 29

4th Quarter 2022 5

64th Quarter 2022 Deposits and lending • Highlights – Total deposit cost of 1.93 percent in Q4 2022. – Deposits generated through retail and commercial channels – Loan-related deposits up 10% or $389 million from December 31, 2021 to $4.4 billion – CDs have declined to 21% of total deposits from 24% in the year-ago quarter Total Deposits $58.7 billion Total Loans HFI $69.0 billion • Largest category of earning assets consists of loans held-for-investment which equaled $69.0 billion during 4Q22 – Commercial loans now represent 33 percent of total HFI portfolio, up from 24 percent at YE 2021 – Majority of commercial loans are variable rate loans, including mortgage warehouse and specialty finance. Interest-Bearing Checking 27% MMA 11% Savings 20% CDs 21% Non-Interest-Bearing 21% Total: $69.0B billion Multi-family 55.3% CRE 12.3% 1-4 family first mortgage 8.4% Home equity 1.3% Acquisition, development, and construction 2.9% Warehouse lending 5.0% C&I 12.7% Other 2.0% (1) Total deposits include non-interest bearing deposits.

74th Quarter 2022 Asset Quality Metrics Ratio NYCB At 12/31/2022 S&P U.S. BMI Banks Index (b) At 9/30/2022 Peers (b) At 9/30/2022 NCOs/Average Loans 0.00% 0.08% 0.11% Cumulative losses (a) 107 bp 2,433 bp 1,363 bp NPAs/Total Assets 0.17% 0.37% 0.46% NPLs/Total Loans 0.20% 0.57% 1.03% ALLL/NPLs 279% 321% 143% → Our asset quality metrics compare very favorably to both the S&P U.S. BMI Banks Index and our regional bank peers. (a) Since our IPO in 1993 and excludes taxi medallion-related net charge-offs. (b) Data for 4Q22 not currently available.

84th Quarter 2022 Regulatory Capital Ratio NYCB At 12/31/2022 S&P U.S. BMI Banks Index (a) At 9/30/2022 Peers (a) At 9/30/2022 Total Risk-Based Capital 11.66% 14.52% 12.81% Tier 1 Risk-Based Capital 9.78 12.48 10.87 Common Equity Tier 1 9.06 11.84 10.10 Tier 1 Leverage 9.70 9.55 9.17 (a) Data for 4Q22 not currently available. → • We remain well capitalized and well above the minimum thresholds for all applicable ratios • Our ratios decreased as compared to the prior quarter due to the impact from the Flagstar acquisition

94th Quarter 2022 (a) Non-performing loans and total loans exclude covered loans and non-covered purchased credit-impaired (“PCI”) loans. (b) Non-performing loans are defined as non-accrual loans and loans 90 days or more past due but still accruing interest. Our non-performing loans at 12/31/16, 12/31/17, 12/31/18, 12/31/19, 12/31/20, 12/31/21, and 12/31/22 exclude taxi medallion-related loans. (c) Data for 4Q22 not currently available. Credit Quality Non-Performing Loans /Total Loans 0.76% 0.78% 0.84% 0.55% 0.42% 0.19% 0.25% 0.33% 0.30% 0.33% 0.21% 0.16% 0.11% 0.11% 0.51% 2.47% 2.63% 1.28% 0.96% 0.35% 0.23% 0.13% 0.11% 0.07% 0.03% 0.07% 0.04% 0.06% 0.20% 1.27% 1.06% 0.85% 0.70% 0.63% 0.64% 0.83% 1.06% 1.11% 0.80% 0.52% 0.43% 0.60% 1.23% 2.36% 4.79% 4.69% 4.14% 3.57% 2.90% 2.26% 1.80% 1.61% 1.36% 0.85% 0.81% 0.95% 0.69% 0.57% NYCB S&P U.S. BMI Banks Index 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Average NPLs/Total Loans NYCB: 0.45% S&P U.S. BMI Banks Index: 1.57%(c) (a)(b) (a) Our asset quality over various credit cycles has consistently been better than our industry peers

104th Quarter 2022 Credit Quality (a) The calculation of our net charge-offs to average loans excludes taxi medallion-related charge-offs of $59.6 million, $12.8 million, $10.2 million, $11.9 million, and $2 million, for 2017, 2018, 2019, 2020, 2021, and a $(6) million net recovery for 4Q22, respectively. (b) Data for 4Q22 not currently available Net Charge-Offs/Average Loans 0.03% 0.01% 0.00% -0.01% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.03% 0.13% 0.21% 0.35% 0.13% 0.05% 0.01% -0.02% 0.00% 0.00% 0.01% 0.02% 0.02% -0.01% 0.01% 0.51% 0.48% 0.58% 0.60% 0.59% 0.56% 0.59% 0.85% 0.96% 0.77% 0.57% 0.50% 0.48% 0.68% 1.63% 2.84% 2.89% 1.77% 1.24% 0.76% 0.53% 0.46% 0.47% 0.48% 0.35% 0.40% 0.42% 0.09% 0.08% NYCB S&P U.S. BMI Banks Index 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Cumulative Total NYCB: 107 bp S&P U.S. BMI Banks Index: 2,433 bp(b) Our current and historical net charge-offs demonstrate non-performing loans result in low levels of actual losses.

114th Quarter 2022 Community banking • Flagstar Bank, N.A. is a leading regional bank with a balanced, diversified lending platform • 395 branches across a 9 state footprint • Second-largest multi-family portfolio lender in the country and the leading multi-family portfolio lender in the New York City • Second largest mortgage warehouse lender nationally based on total commitments. Mortgage origination and servicing • 8th largest bank originator of residential mortgages ($24.2 billion during the twelve months ended December 31, 2022)(1) • Scalable platform originating business in all channels and all 50 states • 6th largest sub-servicer of mortgage loans nationwide, servicing 1.4 million loans as of December 31, 2022 Corporate Overview • $90.1 billion in total assets • $69.0 billion in C&I, CRE and residential loans • $58.7 billion in total deposits • Market capitalization of $6.6 billion Company Overview l 395 Branches 1. Includes historical Flagstar originations prior to the business combination

124th Quarter 2022 Total HFI Loans: $69.0 bn Loan Portfolio • Majority of portfolio focused on low-risk multi-family loans on non-luxury, rent- regulated buildings - Market leader in this asset class having developed strong expertise and industry relationships over the last five decades • Consistent lending strategy that has not changed significantly since our IPO • Average 4Q22 yield on loan portfolio: 4.20% • Low risk credit culture and business strategy has resulted in superior asset quality through past cycles • Since 1993 losses have aggregated 13 bp on MF and 10 bp on CRE * Highlights: * Of aggregate originations Loans at 12/31/22 Multi-Family 55.3% CRE 12.3% ADC 2.9% C&I 17.8% 1-4 Family 8.4% Home equity 1.3% Other 2.0%

134th Quarter 2022 Multi-Family Portfolio Statistics for the 3 Months Ended 12/31/22 • We are a leading indirect multi-family, rent regulated lender in the New York Metro Region. Multi-family loans have been our primary lending focus for the past five decades • 55% of loans held-for-investment (29% of originations) • Majority of loans are in New York City • Weighted average LTV: 60.48%, overall Originations: $5,685 $5,378 $6,622 $5,982 $8,711 $8,256 $8,387 Net Charge- Offs (Recoveries): $0 $0 $0 $1 $(1) $1 $1 Multi-Family Portfolio Multi-Family Loan Portfolio (in millions) $26,961 $28,092 $29,904 $31,182 $32,261 $34,628 $38,130 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22

144th Quarter 2022 Originations: $1,180 $1,039 $967 $1,226 $958 $893 $1,086 Net Charge-Offs (Recoveries): $(1) $0 $3 $0 $2 $2 $0 Commercial Real Estate Portfolio CRE Portfolio Statistics for the 3 Months Ended 12/31/22 • 12% of loans held-for-investment (8% of originations) Commercial Real Estate Loan Portfolio (in millions) $7,727 $7,325 $7,001 $7,084 $6,839 $6,701 $8,511 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22

154th Quarter 2022 • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities Commercial Real Estate ($bn) Commercial real estate & ADC Portfolio Characteristics State Breakdown (by collateral location) Property Breakdown Collateral Type NBV Office $ 3.4 Retail 2.1 Homebuilder 1.3 Industrial 0.9 Other ADC 0.7 Other 2.1 Total CRE and ADC $ 10.5 New York 48% Michigan 12% New Jersey 7% Florida 4% Pennsylvania 4% Other 25% Office 32% Retail 20% Homebuilder 12% Industrial 9% Other ADC 7% Other 20%

164th Quarter 2022 Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We do business with approximately 70 percent of the top 100 builders nationwide Home builder finance footprint Overview Tightening housing supply 1. Commitments are for loans classified as commercial real estate and commercial & industrial. $3,774 $1,687 $2,087 Unpaid principal balance Unused 12/31/2022 Existing home sales (mm) Months supply of existing homes for sale 20 00 20 01 20 02 20 03 20 04 20 05 20 07 20 08 20 09 20 10 20 11 20 12 20 14 20 15 20 16 20 17 20 18 20 19 20 21 20 22 0 1 2 3 4 5 6 7 8 0 2 4 6 8 10 12 Source: Bloomberg (through 9/30/22) Homebuilder Finance

174th Quarter 2022 Commercial & Industrial ($bn) Commercial and Industrial Portfolio Portfolio Characteristics State Breakdown excluding warehouse • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily floating rate • The financial and insurance services portfolio includes $1.3 billion in loans that are collateralized by MSR assets with an average commitment of $147 million Industry Breakdown NBV Specialty Finance $ 4.4 Warehouse 3.5 Financial & Insurance 2.3 Services 1.0 Rental & Leasing 0.4 Manufacturing 0.3 Other 0.3 Total C&I $ 12.2 MI 11% NY 15% FL 11% CA 3% SC 5% TX 14% MN 3% OH 3% WA 3% AZ 5% CT 3% NJ 3% OTHER 21% Specialty Finance 36% Warehouse 29% Financial & Insurance 19% Services 8% Rental & Leasing 3% Manufacturing 2% Other 2%

184th Quarter 2022 Originations: $1,266 $1,784 $1,917 $2,800 $2,694 $3,153 $6,001 Net charge-Offs: $0 $0 $0 $0 $0 $0 $0 Specialty Finance Loan Types – 7% of loans held-for-investment – 35% of originations – Syndicated asset-based and dealer floor-plan loans, primarily revolving lines of credit. – Equipment loan and lease financing; non-revolving, amortizing obligations with a short duration. – Obligors are primarily publicly traded companies with investment grade or near-investment grade ratings. – Participants in stable, nationwide industries. Pricing – Floating rates tied to SOFR – or LIBOR replacement indices. – Fixed rates at a spread over treasuries. Risk-averse Credit & Underwriting Standards – Require a perfected first-security interest in, or outright ownership of, the underlying collateral. – Loan commitments are structured as senior secured debt or as non-cancellable leases. – All transactions are re-underwritten in-house. – All underlying documentation re-reviewed by outside counsel. Specialty Finance Loan and Lease Portfolio $1,286 $1,584 $1,989 $2,746 $3,207 $3,705 $4,738 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22 (in m ill io ns ) 1. Includes C&I and commercial real estate (1)

194th Quarter 2022 FBC warehouse loan commitments ($bn) Warehouse lending Lenders ranked by commitments ($mm) Source: Inside Mortgage Finance Report published on September 1, 2022, with balances as of June 2022. ● National relationship-based lending platform with approximately 594 active relationships nationwide, of which approximately 42% sell a portion of their loans to NYCB ● Attractive asset class with good spreads and low credit risk ● Well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations Net charge-offs and Collateral Breakdown 6 bps annual loss rate since 2006 $11.5 3.5 8.0 Outstandings Unfunded Commitments 12/31/2022 2Q22 Ran k Institution Total Share 1 JPMorgan Chase $ 20,500 17% 2 New York Community Bancorp(1) 11,500 10% 3 First Horizon 9,700 8% 4 TIAA FSB 8,460 7% 5 Merchants Bank 8,200 7% 6 Truist Bank 6,977 6% 7 Western Alliance Bank 5,540 5% 8 Texas Capital 4,908 4% 9 Customers Bank 4,100 3% 10 Wells Fargo 3,750 3 % Top 10 $ 84,002 70% ● Loans are fully collateralized by mortgage loans being funded which are paid off once the loan is sold ● Historical net charge-offs on this portfolio prior to acquisition have been zero for the past 9 years Collateral Breakdown Agency & Conventional 44.0% Jumbo 4.0% Government 24.0% Non-QM 28.0% Warehouse - $3.5bn (12/31/22) 1. Comparison based on NYCB commitments as of December 31, 2022 subsequent to Flagstar business combination

Appendix

214th Quarter 2022 Securities and Funding Composition • 2.12% cost of funds • Significant capacity given eligibility of multi-family loans Total Funding: $80.1 billion • Entire portfolio is available for sale • Consists primarily of GSE-related securities • Overall average yield is 3.26% • 15% are variable rate Total Securities: $9.1 billion SECURITIES at 12/31/22 GSE Certificates 14% GSE CMOs 37% GSE Debentures 15%ABS 4% Municipals 1% Corporates 10% Capital Trust Notes 1% U.S. Treasury 16% Non-Agency CMO 2% FUNDING at 12/31/22 FHLB 25% CD 16% Savings 15% Interest-Bearing Checking & MMA 28% Non-Interest Bearing 15% Other 1%

224th Quarter 2022 Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) Closings by purpose and expense ratio ($bn) Mortgage banking $5 0.56% Gain on loan sale ($mm) Gain on sale margin (HFS) December 2022 $0.7 0.2 0.4 0.1 Correspondent Bulk Broker December 2022 $1.4 0.7 0.4 0.3 Conventional Jumbo Government December 2022 $1.4 1.2 0.2 Purchase originations Refinance originations December 2022 Retail Mix % 82% 17% Purchase Mix %

234th Quarter 2022 154 7 35 Servicing portfolio MSR portfolio characteristics (% UPB) MSR portfolio statistics Net return (loss) on mortgage servicing rights ($mm) By Vintage 2022 24% 2021 33% 2020 25% 2019 & prior 18% By Investor Freddie 23% Fannie 60% GNMA 16% Private 1% Measure ($mm) 12/31/2022 Unpaid principal balance $71,340 Fair value of MSR $1,033 Capitalized rate (% of UPB) 1.45 % Note rate 3.69 % Service fee 0.31 % Average Measure ($000) UPB per loan $253 FICO 740 Loan to value 70.66% ($mm) Dec. 2022 Servicing fees, ancilliary income, and late fees $ 20 Decrease in MSR fair value due to pay-offs, pay-downs, run-off, model changes, and other (9) Changes in estimates of fair value due to interest rate risk 10 Gain on MSR derivatives (15) Net transaction costs — Net return on the MSR ($) $ 6 Average MSR ($) $ 1,022 Net return on the MSR (%) 6.8 % Quarter-end loans serviced (000’s) 1,388 283 1,038 Serviced for Others Subserviced for Others Flagstar Loans HFI 4Q22

244th Quarter 2022 Guidance(1) 1. See cautionary statements on slide 2. Provision for Credit Losses • Average loan growth of approximately 5% • Q1-23 NIM continues to expand from Q4 '22 levels to a range of 2.55% to 2.65% Non-interest income • Q1-23 Gain on Sale revenue of $18 million to $22 million • Net return on MSR is 8 - 10% Non-interest expense • Full-year 2023 range of $1.3 billion to $1.4 billion, excluding merger-related expenses and intangible amortization 2023 Guidance • Approximately 25.5%Tax Rate Net interest income • Provision for credit losses will be impacted by loan growth, charge-offs and the impact from changing macroeconomic conditions

254th Quarter 2022 Peer Group Peer Ticker Citizens Financial CFG Comerica CMA Fifth Third Bancorp FITB First Citizens Bancshares FCNC.A Huntington Bancshares Incorporated HBAN KeyCorp KEY M&T Bank Corporation MTB Regions Financial Corporation RF Signature Bank SBNY Synovus Financial Corporation SNV Valley National Bancorp VLY Webster Financial Corporation WBS Western Alliance Bancorporation WAL Zions Bancorporation ZION

264th Quarter 2022 Visit our website: ir.myNYCB.com E-mail requests to: ir@myNYCB.com Call Investor Relations at: (516) 683-4420 Write to: Investor Relations New York Community Bancorp, Inc. 102 Duffy Avenue Hicksville, NY 11801 For More Information

274th Quarter 2022 Adjusted net income and diluted earnings per share 3 Months ended December 31, 2022 3 Months ended December 31, 2021 12 Months ended December 31, 2022 12 Months ended December 31, 2021 Net income – GAAP $ 172 $ 150 $ 650 $ 596 Merger-related expenses, net of tax(1) 48 5 59 20 Bargain purchase gain, net of tax (159) — (159) — Initial provision for credit losses, net of tax 86 — 86 — Revaluation of deferred taxes related to New York State tax rate change — — — 2 Net income, as adjusted - non-GAAP 147 155 636 618 Preferred stock dividends 8 8 33 33 Net income available to common stockholders, as adjusted - non-GAAP $ 139 $ 147 $ 603 $ 585 Diluted earnings per common share – GAAP $ 0.30 $ 0.30 $ 1.26 $ 1.20 Diluted earnings per common share, as adjusted - non-GAAP $ 0.25 $ 0.31 $ 1.23 $ 1.24 Shares used for diluted common EPS computation 539,723,483 464,854,087 485,134,345 464,632,719 (1) Certain merger-related items are not taxable or deductible. Reconciliations of GAAP and Non-GAAP Measures $mm

284th Quarter 2022 Reconciliations of GAAP and Non-GAAP Measures $mm Non-GAAP Ratio Reconciliations At or for the three months ended At or for the twelve months ended December 31, 2022 September 30, 2022 December 31, 2022 December 31, 2021 Total Stockholders’ Equity $ 8,824 $ 6,746 $ 8,824 $ 7,044 Less: Goodwill and Other Intangible Assets (2,713) (2,426) (2,713) (2,426) Preferred stock (503) (503) (503) (503) Tangible common stockholders’ equity $ 5,608 $ 3,817 $ 5,608 $ 4,115 Total Assets $ 90,144 $ 62,956 $ 90,144 $ 59,527 Less: Goodwill (2,713) (2,426) (2,713) (2,426) Tangible Assets $ 87,431 $ 60,530 $ 87,431 $ 57,101 Average common stockholders’ equity $ 6,986 $ 6,389 $ 6,580 $ 6,431 Less: Average goodwill (2,525) (2,426) (2,451) (2,426) Average tangible common stockholders’ equity $ 4,461 $ 3,963 $ 4,129 $ 4,005 Average Assets $ 72,332 $ 63,269 $ 64,402 $ 57,546 Less: Average goodwill (2,525) (2,426) (2,451) (2,426) Average tangible assets $ 69,807 $ 60,843 $ 61,951 $ 55,120 Common shares outstanding 681,217,334 466,136,056 681,217,334 465,015,643 GAAP MEASURES: Return on average assets 0.95% 0.96% 1.01% 1.04 % Return on average common stockholders' equity 9.34% 9.01% 9.38% 8.75 % Book value per common share $ 12.21 $ 13.39 $ 12.21 $ 14.07 Common stockholders’ equity to total assets 9.23 9.92 9.23 10.99 NON-GAAP MEASURES: Return on average tangible assets 0.84% 1.02% 1.03% 1.12 % Return on average tangible common stockholders’ equity 12.38% 14.81% 14.60% 14.61 % Tangible book value per common share $ 8.23 $ 8.19 $ 8.23 $ 8.85 Tangible common stockholders’ equity to tangible assets 6.41 6.31 6.41 7.21